Exhibit L-2
                                 PROMISSORY NOTE

$_________________                                            September 1, 2004
Principal Adjusted Annually                                    Atlanta, Georgia


     FOR VALUE RECEIVED, the undersigned, _____________, a _______________ (hereinafter referred to as "Maker"), located at Ten Peachtree Place, Atlanta, Georgia 30309, hereby unconditionally promises to pay to the order of AGL RESOURCES INC., a Georgia corporation (hereinafter referred to as `Payee"; Payee and any subsequent holder hereof being hereinafter referred to as "Holder"), on the Maturity Date (as hereinafter defined), without grace or set-off, at the office of Payee at Ten Peachtree Place, Atlanta, Georgia 30309, or such other place as Holder may designate to Maker in writing from time to time, the initial principal amount of __________________________________________ DOLLARS
($___________.00), which amount shall be adjusted annually as described in
Section 1.02 below, together with interest thereon, as described herein, from the date hereof, in lawful money of the United States of America, which shall, at the time of payment, be legal tender in payment of all debts and dues, public and private, all upon the terms and conditions specified below.

                                    ARTICLE I

                          PAYMENT TERMS AND CONDITIONS

     1.01 Accrual and Calculation of Interest. Commencing the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and subject to Section 1.04, interest shall accrue at an initial interest rate of _____% per annum, which rate is to be recalculated on a quarterly basis based upon the weighted-average costs and expense of borrowing the then-outstanding long-term debt of both AGL Capital Corporation and AGL Resources Inc., affiliated companies of the Maker. Notwithstanding the foregoing, interest to be computed on this Note shall be consistent with the provisions of the Public Utility Holding Company Act of 1935, as amended, and
Section 52(a) in particular.

     1.02 Payment of Principal and Interest on the Maturity Date. The entire outstanding balance of the principal amount evidenced by this promissory note (this "Note"), shall be the initial principal amount stated above and shall be adjusted annually in order for Maker to conform with the requirements as to its capital structure as provided in [regulatory order, if any]. The principal amount, together with all accrued but unpaid interest thereon, shall be due and payable in full by Maker on _____________ (the "Maturity Date"). All payments and prepayments under this Note shall first be applied to the extent thereof to all accrued but unpaid interest on the outstanding principal balance, then to costs and expenses incurred by Holder in seeking enforcement of this Note, including reasonable attorneys' fees, with the remainder, if any, to be applied to the outstanding principal due.

     1.03 Prepayment. The principal amount evidenced by this Note may be prepaid in whole or in part at any time and from time to time without the payment of any premium or penalty. All prepayments in whole or in part of principal on this Note shall include interest accrued but unpaid through the date of prepayment on the principal amount being prepaid.

Exhibit L-2


     1.04 Security and Subordination. This Note is an unsecured promissory note. Notwithstanding any provision contained herein to the contrary, the principal indebtedness evidenced by this Note shall be subordinated and junior in right of payment to, and only to, any and all obligations of Maker in respect of indebtedness for borrowed money, whether such obligations are direct or indirect, absolute or contingent, due or to become due, presently outstanding or hereafter created, and any and all renewals of such obligations, by operation of law or otherwise, unless the instrument creating or evidencing any such obligation expressly provides that the obligation created or evidenced thereby is not senior in right of payment to this Note. Nothing contained in this paragraph shall impair, as between the Maker and the Payee, the obligation of the Maker, which is unconditional and absolute, to pay to said Payee the principal amount of this Note and any interest in accordance with the terms hereof, subject only to the rights of certain holder(s) of indebtedness of the Maker as described herein.

     1.05 Default and Event of Default. It is hereby expressly agreed that should Maker fail to pay to Holder promptly when the same shall become due (whether at scheduled maturity, upon acceleration or otherwise) any principal, interest or other payment obligation as stipulated herein, or should Maker breach any other warranty, representation, covenant, term or condition of this Note, then a "Default" shall exist hereunder.

     It is further expressly agreed that the following events shall constitute an "Event of Default" hereunder: (a) the occurrence of a Default which is not cured by Maker within seven (7) days after written notice of such Default is provided by Holder to Maker; (b) the filing by Maker of a voluntary petition for relief under Title 11 of the United States Code, as amended (the "United States Bankruptcy Code"), or a voluntary petition or answer seeking reorganization, arrangement or readjustments of debts, or any other relief under the United States Bankruptcy Code or any other insolvency act or law, state, federal or other governmental, now or hereafter existing, or any agreement by Maker indicating consent to, or approval or acquiescence in, any such petition or proceeding; (c) the application by Maker for, or the consent or acquiescence of Maker in the appointment of, a receiver or trustee for all or a substantial part of its property; (d) the making by Maker of a general assignment for the benefit of creditors; .(e) the inability of Maker, or the admission of Maker in writing of its inability, to pay its debts as they mature; (f) the filing of an involuntary petition against Maker seeking reorganization, arrangement or readjustment of its debts or for any other relief under the United States Bankruptcy Code or any other insolvency act or law, state, federal or other governmental, now or hereafter existing, or the involuntary appointment of a receiver or trustee of Maker for all or a substantial part of its property or assets, or the issuance of a warrant of attachment or execution of similar process against a substantial part of the property of Maker and the continuance of such for thirty (30) days undismissed or undischarged; (g) the dissolution of Maker (whether voluntarily or otherwise) or the merger, consolidation or reorganization of Maker as to which Maker is not the surviving entity without the prior written consent of Holder, which consent may be arbitrarily withheld;
(h) the sale or agreement to sell substantially all of its assets; or (i) the entry of a judgment against Maker which will have a material and adverse effect on Maker's ability to pay all amounts due or to become due and the performance of all obligations of Maker under this Note and all extensions, renewals and amendments to any of the foregoing (collectively, the "Obligations") which is not satisfied or payment thereof secured by a bond, letter of credit or similar collateral acceptable to Holder, in Holder's sole discretion, within thirty (30) days after the rendition thereof.


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

Exhibit L-2


     Commencing on the date of any Default (whether or not an Event of Default has occurred) or any Event of Default hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, interest shall accrue on the outstanding principal balance of this Note at the interest rate that would be in effect hereunder absent such Default or Event of Default and, in addition thereto, a default charge shall accrue at the rate of two percent (2%) per annum on the daily outstanding principal balance of this Note, such default charge being due and payable together with and in the same manner as interest as hereinabove provided, except that, if not sooner due and payable, all such interest and default charges shall be paid at the time of and as a condition precedent to the curing of any such Default should this Note or Holder, at its sole option, allow such Default to be cured.

     Upon the occurrence of any Event of Default hereunder (other than an Event of Default described in clause (b), (c), (d), (e) or (f) of the definition thereof), any and all of the indebtedness evidenced by this Note (including the principal and all unpaid interest accrued thereon) may be immediately declared due and payable and thereupon shall become immediately due and payable in full, and Holder shall have all of the rights and remedies described herein and may exercise any or all of such remedies in its sole discretion. Upon the occurrence of an Event of Default described in clause (b), (c), (d), (e) or (f) of the definition thereof, any and all of the indebtedness evidenced by this Note (including the principal and all unpaid interest accrued thereon), without demand or notice of any kind, shall immediately become due and payable in full, and Holder shall have all of the rights and remedies described herein and may exercise any or all of such remedies in its sole discretion. Further, Maker hereby agrees to pay all reasonable and actual out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Holder following an Event of Default in the collection of the indebtedness evidenced by this Note or in enforcing any of the rights, powers, remedies and privileges of Holder hereunder, whether prior to the commencement of judicial proceedings and/or thereafter at the trial and/or appellate level and/or in pre- and post-judgment or bankruptcy proceedings.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.01 Representations and Warranties. Maker represents and warrants to Holder that the execution and delivery by Maker of this Note and the performance by Maker hereunder (a) are within Maker's corporate power; (b) have been duly authorized by all necessary or proper corporate action; (c) are not in contravention of any provision of Maker's charter or bylaws; (d) will not violate any law or regulation, or any order or decree of any court or governmental authority; (e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Maker is a party or by which Maker or any of its property is bound; (f) do not require the consent, approval, authorization of or filing or registration with any governmental authority or any other person other than those which will have been duly obtained or made prior to the date hereof and which are in full force and effect; and (g) will not result in the creation or imposition of any lien upon any of the property of Maker. Maker further represents and warrants to Holder that this Note has been duly executed and delivered by Maker and constitutes the legal, valid and binding obligation of Maker, enforceable against Maker in accordance with its terms.


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

Exhibit L-2


                                   ARTICLE III

                          GENERAL TERMS AND CONDITIONS

     3.01 No Waiver by Holder; Amendment. No delay, indulgence, departure, extension of time for payment, acceptance of a partial or past due installment, failure to accelerate by reason of an Event of Default or any other act or omission by Holder with respect to Maker shall:
(a) release, discharge, modify, change or otherwise affect the original liability of any party hereunder; (b) be construed as a novation or reinstatement of the indebtedness evidenced hereby, or be construed as a waiver of any right of acceleration or the right of Holder to insist upon strict compliance with the terms hereof; or (c) preclude Holder from exercising any right, privilege or power granted herein or by law. Maker hereby expressly waives the benefit of any statute or rule of law or equity, whether now or hereafter provided, which would produce a result contrary to or in conflict with the foregoing. No right, power or remedy conferred upon or reserved to Holder herein is intended to be exclusive of any other right, power or remedy, but each and every such right, power or remedy shall be cumulative and concurrent and shall be in addition to any other right, power or remedy given thereunder or now or hereafter existing. None of the terms or provisions of this Note may be waived, altered, modified or amended except as Holder and Maker may consent thereto in writing, and then only to the extent and for the period of time expressly stated therein.

     3.02 Waivers by Maker. Presentment for payment, demand, protest and notice of demand, protest, nonpayment, dishonor, acceleration and intent to accelerate and all other notices are hereby waived by Maker, who further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, as to itself against the enforcement and collection of the obligations evidenced by this Note.

     3.03 Unconditional Payment. Maker is and shall be obligated to pay principal, interest and any other amounts which shall become payable hereunder absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Holder hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Maker and shall not be discharged or satisfied with any prior payment thereof or cancellation of the Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand. This Section 3.03 shall survive any cancellation or satisfaction of this Note or return of this Note to Maker.

     3.04 Reservation of Rights. Nothing in this Note shall be deemed to limit the right of Holder to (a) exercise self-help remedies such as (but not limited to) setoff, or (b) foreclose against any real or personal property collateral, or (c) obtain from a court provisional or


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


ancillary remedies such as (but not limited to) injunctive relief, writ of possession or the appointment of a receiver.

     3.05 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to principles of conflict of law.

     3.06 Compliance with Law. It is the intention of the parties hereto to comply with all applicable usury laws. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any other documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such other documents require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If any such excess of interest is contracted for, charged or received under this Note, or under the terms of any other documents securing payment hereof or otherwise relating hereto, or in the event the maturity of the indebtedness evidenced hereby is accelerated in whole or in part, or in the event that all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note shall exceed the maximum amount of interest permitted by applicable usury laws, then in any such event, (a) the provisions of this
Section 3.06 shall govern or control, (b)neither Maker nor any other person or entity now or hereafter liable for the payment of this Note shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable usury laws, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at Holder's option, and (d) the effective rate of interest for the Note shall be automatically reduced to the maximum lawful rate allowed for this Note under the applicable usury jurisdiction thereof.

     3.07 Successors and Permitted Assigns. This Note shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, successors-in-title and permitted assigns, subject to the restrictions on transfer contained herein. As used herein, "Maker" and "Holder" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and permitted assigns, whether by voluntary action of the parties or by operation of law.

     3.08 Severability. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein.

     3.09 Time of Essence. Time is of the essence to all terms and provisions set forth in this Note.

     3.10 Notices. All notices to Maker or to Holder shall be given in writing by hand delivery or by first class registered United States mail, postage prepaid, and sent to their respective addresses set forth above, or to such other address as either may specify to the other by due notice.

     3.11 Interpretation. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note.

                      (Signatures begin on following page)


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

Exhibit L-2


     IN WITNESS WHEREOF, Maker has executed this Note under seal on the date first above written.


                                 MAKER:

                                 -----------------------------------------------

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:



                                 Attest:
                                         ---------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------

                                         (CORPORATE SEAL)




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